CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust II of our reports dated April 26, 2019, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust II listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the period ended February 28, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 21, 2019

Appendix A

JPMorgan Core Bond Fund
JPMorgan Core Plus Bond Fund
JPMorgan Government Bond Fund
JPMorgan High Yield Fund
JPMorgan Limited Duration Bond Fund JPMorgan Liquid Assets Money Market Fund
JPMorgan Mortgage-Backed Securities Fund
JPMorgan Municipal Income Fund
JPMorgan Municipal Money Market Fund
JPMorgan Short Duration Bond Fund
JPMorgan Short-Intermediate Municipal Bond Fund
JPMorgan Tax Free Bond Fund
JPMorgan U.S. Government Money Market Fund
JPMorgan U.S. Treasury Plus Money Market Fund